Exhibit 10.152

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective this 7th day of December, 2010 (the “Effective Date”), by and between Lam Research Corporation, a Delaware corporation (the “Company”), and Martin B. Anstice (the “Executive”).

RECITALS

WHEREAS, the Executive and the Company (the “Parties”) previously entered into an employment agreement effective July 1, 2009 (the “Employment Agreement” and, as amended hereby, the “Agreement”); and

WHEREAS, in order to address the appointment of the Executive as President of the Company, the Parties desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

Section 1(a) of the Employment Agreement is amended and restated to read, in its entirety, as follows:

“Position. During the Employment Period (as defined in Section 2(a) below), the Executive shall serve as President and Chief Operating Officer and in such capacity the Executive shall perform the duties and responsibilities as the Chief Executive Officer (the “CEO”) may, from time to time, reasonably assign to the Executive, in all cases to be consistent with Executive’s offices and positions.”

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the day and year first written above.

LAM RESEARCH CORPORATION

By:	/s/ Stephen G. Newberry
Name:	Stephen G. Newberry
Title:	Chief Executive Officer
Dated:	December 7, 2010

/s/ Martin B. Anstice
Martin B. Anstice

Dated:	December 7, 2010